UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

PFO GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-167380	65-0434332
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

14401 Beltwood Parkway W., Suite 115 Farmers Branch, Texas	75244
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 251-4333

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2016, Mahesh Shetty, the Chief Financial Officer of PFO Global, Inc. (the “Company”), submitted notice of his resignation as Chief Financial Officer of the Company, effective as of the close of business on December 7, 2016. Mr. Shetty’s resignation is not the result of any material disagreement with the Company regarding its operations, policies or practices. Mr. Shetty will continue to serve the Company as a consultant to the Company’s board of directors and Chief Executive Officer.

In connection with Mr. Shetty’s resignation, on December 7, 2016, the Company appointed Matt Cevasco to serve as the Company’s interim Principal Financial Officer effective December 7, 2016. Mr. Cevasco, the Company’s President and Chief Executive Officer, will assume the duties of Principal Financial Officer, until such time as the Company appoints a permanent replacement Chief Financial Officer.

Mr. Cevasco, 53, has served as the Company’s Chief Executive Officer since February 29, 2016. Prior to joining the Company, Mr. Cevasco served as the President and General Manager of Luneau Technology (“Luneau”), an international manufacturer of ophthalmic diagnostic instruments and lens finishing equipment, from September 2010 until July 2015. At Luneau, Mr. Cevasco provided change leadership in order to propel growth and delivered significant results in sales growth and expense control. Prior to joining Luneau, Mr. Cevasco served as the Vice President of Sales and Marketing at Gateway Energy Service Corporation (“Gateway”), an early-stage energy service company, from 2007 to 2009, where he restructured and led operations for all front-end functions, including commercial and residential sales, telemarketing, sales support, and marketing. Prior to joining Gateway, Mr. Cevasco served in several roles at Carl Zeiss Vision, a global manufacturer of eyeglass lenses and treatments, from 1995 to 2007, including Vice President of Sales, Retail Channel; Vice President of Sales, Wholesale & Eye Care Professional Channel; Director of Sales, Eastern Region; and Sales Manager, New York Territory. Mr. Cevasco holds a B.S. in Management from Long Island University and is a New York State Licensed Ophthalmic Dispenser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PFO GLOBAL, INC.

Date: December 21,2016	By:	/s/ Matt Cevasco
	Name:	Matt Cevasco
	Title:	President and Chief Executive Officer